UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2017

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of such chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of such chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On June 16, 2017 (the “Closing Date”), Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”) entered into the Credit Agreement (the “Credit Agreement”), among the Company, as the borrower, certain lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement provides for revolving loans to be made available to the Company in an aggregate principal amount of up to $75,000,000 (the “Revolving Credit Facility”), of which up to $25,000,000 may be utilized for the issuance of letters of credit.  As of the Closing Date, there are no borrowings outstanding under the Revolving Credit Facility. The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes, including, without limitation, permitted acquisitions and other investments, and the letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes. The Revolving Credit Facility is currently secured by the capital stock of certain direct subsidiaries of Fortress Worldwide Transportation and Infrastructure General Partnership, a Delaware general partnership, in accordance with the terms of the Pledge Agreements (as defined in the Credit Agreement).  As of the Closing Date, the Revolving Credit Facility is not guaranteed by any of the Company’s subsidiaries or any third party; however, certain of the Company’s subsidiaries may be required to guarantee the Revolving Credit Facility under certain circumstances as more fully described in the Credit Agreement.

Borrowings outstanding under the Revolving Credit Facility bear interest at the Adjusted Eurodollar Rate (determined in accordance with the Credit Agreement) plus 3.00% per annum, if the Company chooses to make Eurodollar Rate borrowings, or at the Base Rate (determined in accordance with the Credit Agreement) plus 2.00% per annum.  The Company will also be required to pay a quarterly commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Credit Facility, as well as customary letter of credit fees and agency fees.

The Revolving Credit Loans will mature, and commitments in respect of the Revolving Credit Facility will terminate, on June 16, 2020. The Revolving Credit Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of Eurodollar Rate borrowings.

The Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance, compliance with laws, inspection of books and records and additional collateral. The Credit Agreement also contains negative covenants (1) substantially similar to the negative covenants contained in the Indenture governing the Company’s 6.75% senior unsecured notes due 2022, which negative covenants limit the ability of the Company and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, permit restricted subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets and (2) certain additional restrictions on encumbering certain assets, negative pledges and  incurring or guaranteeing certain indebtedness, in each case, subject to certain qualifications set forth in the Credit Agreement.

The Credit Agreement also includes financial covenants requiring the maintenance of (1) a minimum ratio of the appraised value of certain aviation assets to the aggregate commitments under the Revolving Credit Facility of 3.00 to 1.00 and (2) a maximum ratio of debt to total equity (before reduction for minority interests) for the Company and its restricted subsidiaries of 1.65 to 1.00.

The Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the Credit Agreement), bankruptcy and related events, material judgments, certain events related to pension plans and the failure of any Security Documents (as defined in the Credit Agreement) or the guarantees (if any) to be in full force and effect. If an event of default occurs under the Credit Agreement, the lenders may, among other things, declare the outstanding Revolving Credit Facility and all other amounts owing under the Credit Agreement immediately due and payable.

 Certain lenders under the Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Credit Agreement is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated June 16, 2017, among Fortress Transportation and Infrastructure Investors LLC, as Borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Chief Financial Officer and Chief Accounting Officer

Date: June 22, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated June 16, 2017, among Fortress Transportation and Infrastructure Investors LLC, as Borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A, as Administrative Agent.